Exhibit 99.1

Contact: Yvonne Gill
October 14, 2011	570-724-0247
yvonneg@cnbankpa.com

C&N ANNOUNCES THIRD QUARTER 2011 UNAUDITED FINANCIAL RESULTS

FOR IMMEDIATE RELEASE:

Wellsboro, PA – Citizens & Northern Corporation (C&N) announced its unaudited, consolidated financial results for the third quarter and first nine months of 2011.

Third quarter 2011 net income available to common shareholders was $5,989,000, or 5.1% higher than second quarter 2011 net income.  Net income per basic and diluted common share was $0.49 in the third quarter 2011, as compared to $0.47 in the second quarter 2011 and 44.1% higher than basic and diluted earnings per share of $0.34 in the third quarter 2010.   Year-to-date net income for the first nine months of 2011 was $17,227,000, or $1.42 per share, up 35.2% on a per share basis from the first nine months of 2010.

Some of the more significant fluctuations in the components of earnings are as follows:

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In the third quarter 2011, net interest income was $394,000 higher than in the second quarter 2011, and $1,353,000 higher than in the third quarter 2010.  Year-to-date net interest income through September 30, 2011 was $3,627,000 (11.4%) higher than the total for the first nine months of 2010.  The improvement in net interest income in 2011 has resulted from several factors, including ongoing reductions in cost of funds, reduction in outstanding borrowings and lower balances maintained in overnight investment with the Federal Reserve and other banks.  Net interest income includes accretion of $229,000 in the third quarter 2011, $160,000 in the second quarter and $501,000 in the first nine months of 2011, from the offset of a previous write-down on a security.

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The provision for loan losses was a credit (reduction in expense) of $37,000, as compared to a provision of $31,000 in the second quarter 2011 and a provision of $189,000 in the third quarter 2010.  For the first nine months of 2011, the credit for loan losses was ($198,000), as compared to a provision for loan losses of $472,000 for the first nine months of 2010.  In recent years, C&N has experienced a limited amount of loan-related credit problems, as compared to averages for comparable-sized peer banks, as reflected in the low total loan loss provision recognized in 2010 and 2011.

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Noninterest revenue was $3,999,000 in the third quarter 2011, up from $3,673,000 in the second quarter 2011 and $3,562,000 in the third quarter 2010.  In the third quarter 2011, noninterest revenue included net gains from sales of premises and equipment of $324,000, including a gain of $329,000 from sale of the banking facility at 130 Court Street, Williamsport, PA.  The Corporation has entered into a leasing arrangement to continue to utilize a portion of the facility and continues to provide retail, trust and commercial banking services at the location.  The Corporation expects to realize a reduction in annual expense of approximately $150,000 (pre-tax) as a result of the new arrangement.  For the nine months ended September 30, 2011, noninterest revenue totaled $10,227,000, down from $10,370,000 in the first nine months of 2010.  Total noninterest revenue included net gains from sales of premises and equipment of $324,000 in 2011 and $445,000 in 2010.  Also, in the first quarter 2011 the Corporation recorded an impairment loss of $948,000 related to an investment in a real estate limited partnership.  Excluding gains from sales of premises and equipment and the impairment loss, noninterest revenue for the first nine months of 2011 totaled $10,851,000, or 9.3% higher than the corresponding 2010 amount.  In the first nine months of 2011, revenues have increased significantly over the corresponding period of 2010 from brokerage services, interchange on debt card transactions, origination and sale of mortgage loans, service charges on deposit accounts and other operating income.

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Gains from available-for-sale securities totaled $26,000 in the third quarter 2011, down from $163,000 in the second quarter 2011 and $388,000 in the third quarter 2010.  For the first nine months of 2011, gains from available-for-sale securities were $2,028,000, considerably higher than the total gains of $765,000 for the first nine months of 2010.  In the first quarter 2011, C&N realized gains of $1,510,000 from two pooled trust-preferred securities that had been written off in prior periods.

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Total noninterest expense was $8,052,000 in the third quarter 2011, up from $7,794,000 in the second quarter 2011 and down slightly from $8,082,000 in the third quarter 2010.  The increase in noninterest expense in the third quarter 2011 as compared to the immediate prior quarter resulted mainly from increases in loan collection expense of $151,000, professional fees (mainly related to implementation of loan-related software) of $55,000 and charitable donations of $51,000.  Noninterest expense for the third quarter 2011 as compared to the third quarter 2010 included the benefit of a decrease in FDIC assessments of $208,000.  In the nine months ended September 30, 2011, total noninterest expense of $24,109,000 was 1.4% higher than in the first nine months of 2010.  Total salaries and wages for the first nine months of 2011 were $690,000 higher than in 2010, including an increase in total employee stock-based compensation of $302,000 and an increase of $94,000 in estimated incentive compensation.  Pensions and employee benefits expense was $442,000 higher in the first nine months of 2011 than in the corresponding period of 2010, including higher estimated self-insured employee health insurance expense.  Furniture and equipment expense was $175,000 lower in the first nine months of 2011 as compared to the same period in 2010, as depreciation expense was lower due to some computer-related hardware and software becoming fully depreciated.  FDIC assessments were $513,000 lower in the first nine months of 2011 than in the first nine months of 2010.  Other operating expense was $219,000 lower in the first nine months of 2011 than in the corresponding period of 2010, including reductions in public company-related expenses, collection expense, other real estate expenses and office supplies.

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The provision for income taxes totaled $2,230,000 or 27.1% of pre-tax income in the third quarter 2011, up from $1,671,000 or 25.6% of pre-tax income in the third quarter 2010.  For the nine months ended September 30, 2011, the provision for income taxes was $6,423,000 or 27.2% of pre-tax income, up from $4,389,000 or 23.6% of pre-tax income in the first nine months of 2010.  The provision for income tax in the second quarter 2010 included a benefit (reduction in expense) of $225,000 resulting from a reduction in a valuation reserve.

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In the third quarter 2010, C&N redeemed preferred stock that had previously been issued, and has had no preferred stock outstanding and no corresponding dividend costs in 2011.  In 2010, earnings available for common shareholders were impacted by dividends paid on preferred stock, including $729,000 in the third quarter 2010 and $1,474,000 for the first nine months of 2010.

Other Information:

Changes in other unaudited financial information are as follows:

•	Total assets amounted to $1,312,054,000 at September 30, 2011, up from $1,309,650,000 at June 30, 2011 and $1,308,108,000 at September 30, 2010.

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Net loans outstanding (excluding mortgage loans held for sale) were $697,702,000 at September 30, 2011, down from $705,667,000 at June 30, 2011 and $717,526,000 at September 30, 2010.  Total nonperforming assets as a percentage of assets was 0.80% at September 30, 2011, as compared to 0.75% at June 30, 2011 and 0.82% at September 30, 2010.

•	Deposits and repo sweep accounts totaled $1,014,964,000 at September 30, 2011, down slightly from $1,015,704,000 at June 30, 2011 and up 1.3% from September 30, 2010.

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Total shareholders’ equity was $161,210,000 at September 30, 2011, up from $153,693,000 at June 30, 2011 and $141,082,000 at September 30, 2010.  Tangible common equity as a percentage of tangible assets was 11.46% at September 30, 2011, up from 9.94% a year earlier.

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Assets under management by C&N’s Trust and Financial Management Group amounted to $593,034,000 at September 30, 2011 as compared to $634,821,000 at June 30, 2011 and $591,267,000 at September 30, 2010.  Fluctuations in the value of assets under management have resulted mainly from volatility in U.S. and international stock market values.

Citizens & Northern Corporation is the parent company of Citizens & Northern Bank, a local, independent community bank providing complete financial, investment and insurance services through 26 full service offices throughout Tioga, Bradford, Sullivan, Lycoming, Potter, Cameron and McKean counties in Pennsylvania and in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements.  Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles.  Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.